EXHIBIT 3B.2

                           DECORATOR INDUSTRIES, INC.

                         CONSOLIDATED AMENDED BY-LAWS*


                    MEETINGS OF SHAREHOLDERS AND RECORD DATES

         1. ANNUAL MEETING. An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting, commencing with the year 1981, shall be held on the third Tuesday of May in each year at 10 o'clock A.M., EDT, or such other hour as the Board of Directors may designate, or on such other day and at such hour as the Board of Directors may designate. If the day fixed for the meeting is a legal holiday, the meeting shall be held at the same hour on the next succeeding full business day which is not a legal holiday.

         2. SPECIAL MEETINGS. Special meetings of shareholders may be called at any time by the President, the Board of Directors, or shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the particular meeting. Upon written request of any person or persons who shall have duly called a special meeting, it shall be the duty of the Secretary to fix the date and hour of the meeting, to be held not more than sixty days after the receipt of the request.

         3. PLACE. Each annual or special meeting of shareholders shall be held at the principal office of the Company or at such other place in Pennsylvania or elsewhere as the Board of Directors may designate.

         4. NOTICE. Written notice stating the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the general nature of the business to be transacted, shall be mailed by the Secretary at least ten days before the meeting to each shareholder of record entitled to vote at the meeting to his address appearing on the books of the Company or supplied by him to the Company for the purpose of notice.

         5. QUORUM. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter at a meeting of shareholders. If a quorum is not present in person or by proxy, those present may adjourn from time to time to reconvene at such time and place as they may determine. In the case of a meeting called for the election of directors, those present, in person or by proxy, at the second of such adjourned meetings, although less than a quorum for any other purpose, shall nevertheless constitute a quorum for the purpose of electing directors at such second adjourned meeting.

         6. RECORD DATES. The Board of Directors may fix a time not more than fifty days prior to the date of any meeting of shareholders, or the date fixed for the payment of any

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* As amended and restated through February 28, 2008.


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dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record at the close of business on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights in respect to any change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the record date fixed as aforesaid.

         7. NUMBER AND TERM. The business and affairs of the Company shall be managed by a Board of Directors. The Board of Directors shall have the power to increase or decrease the number of directors. Commencing with the annual meeting of shareholders in 1975, the directors of the Company shall be divided into three classes, as nearly equal in number as possible, each to serve for initial terms as follows:

         (a) Class A, initially consisting of four (4) members of the Board of Directors, shall be elected and shall hold office for a term of three years.

         (b) Class B, initially consisting of three (3) members of the Board of Directors, shall be elected and shall hold office for a term of two years.

         (c) Class C, initially consisting of three (3) members of the Board of Directors, shall be elected and hold office for a term of one year.

Thereafter, each class of directors shall be elected upon the expiration of this initial term for a term of three years or until the annual meeting of shareholders next following the expiration of three years and until a successor is elected and qualified. The number of directors shall be as determined by the Board of Directors from time to time, but shall be not less than three (3) nor more than fifteen (15). Each director shall be a shareholder.

         Except to the extent such notice may be waived in appropriate cases by the Board of Directors, no nomination for director or proposal shall be considered at a special or annual meeting of shareholders unless written notice thereof shall have been received by the President or Secretary of the Company at least twenty-one (21) days prior to the meeting. The proponent of such proposal or nomination shall, upon request, promptly furnish the Board of Directors such additional information as the Board deems necessary in order to evaluate the proposal or nominee and report to the shareholders thereon.

         No individual director nor the entire Board of Directors may be removed from office without cause except by the vote of shareholders entitled to cast at least sixty-six and two-thirds percent (66-2/3%) of the votes which all shareholders would be entitled to cast at any annual election of directors; and no individual director shall be removed unless the entire Board be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal, which if cumulatively voted at an annual election of directors would be sufficient to elect one or more directors to the Board.


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         8.       VACANCIES. Vacancies in the Board of Directors, including
vacancies resulting from an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, by election of a person to serve until expiration of the full term of the class of directors in which the vacancy occurred.

         9. ANNUAL MEETING. An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or at such other place as the Board may determine, for the purposes of organization, election or appointment of officers and the transaction of such other business as shall come before the meeting. No notice of the meeting need be given.

         10. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times and at such places in Pennsylvania or elsewhere as the Board may determine.

         11. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or a majority of the directors in office, to be held at such time (as will permit the giving of notice as provided in this section) and at such place (in Pennsylvania or elsewhere) as may be designated by the person or persons calling the meeting. Notice of the place, day and hour of each special meeting shall be given to each director by the Secretary by written notice mailed on or before the third full business day before the meeting or by notice received personally or by other means at least 24 hours before the meeting. The notice need not refer to the business to be transacted at the meeting except action under Section 26 of the by-laws.

         12. QUORUM. A majority of the directors in office shall constitute a quorum for the transaction of business but less than a quorum may adjourn from time to time to reconvene at such time and place as they may determine.

         13. COMPENSATION. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

         14. CONSENT ACTION. Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors, and shall be filed with the Secretary of the Company.

         15. OFFICES. The Board of Directors at any time may elect a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, may designate any one or more Vice Presidents as Executive Vice Presidents, First Vice President, Vice President-Sales, Vice President-Operations or otherwise, and may elect or appoint such additional officers and agents as the Board may deem advisable. Any two or more offices may be held by the same person except the offices of Chairman of the Board and Secretary and the offices of President and Secretary.

         16. TERM. Each officer and each agent shall hold office until his successor is elected or appointed and qualified or until his death, resignation or removal by the Board of Directors.


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         17.      AUTHORITY, DUTIES AND COMPENSATION. All elected or appointed officers and agents shall have such authority and perform such duties as may be provided in the by-laws or as may be determined by the Board of Directors or the President. They shall receive such compensation for their services as may be determined by the Board of Directors or in a manner approved by it. Notwithstanding any other provisions of these by-laws, the Board shall have power from time to time by resolution to prescribe by what officers or agents particular documents or instruments or particular classes of documents or instruments shall be signed, countersigned, endorsed or executed; provided, however, that any person, firm or corporation shall be entitled to accept and to act upon any document or instrument signed, countersigned, endorsed or executed by officers or agents of the Company pursuant to the provisions of these by-laws unless prior to receipt of such document or instrument such person, firm or corporation has been furnished with a certified copy of a resolution of the Board prescribing a different signature, countersignature, endorsement or execution.

         18. A. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors and shall have such other duties as shall from time to time be established by the Board of Directors.

                  B. PRESIDENT. The President shall be the chief executive officer of the Company and shall be charged with and have the direction and supervision of all of its business and operations. The President shall sign all certificates of stock of the Company or cause them to be signed in facsimile or otherwise as permitted by law. In the absence or disability of the Chairman of the Board or upon his written request, the President shall preside at all meetings of shareholders and of the Board of Directors. If the office of Chairman of the Board is vacant, the President shall have the authority and perform the duties of the Chairman of the Board. The President shall have such other duties as shall from time to time be established by the Board of Directors.

         19. TREASURER. The Treasurer shall keep and account for all moneys, funds and property of the Company which shall come into his hands, and shall render such accounts and present such statements to the Board of Directors as may be required of him. Unless the Board shall prescribe otherwise, the Treasurer shall deposit all funds of the Company which may come into his hands in such bank or banks as the Board may designate and in accounts in the name of the Company, shall endorse for collection bills, notes, checks and other negotiable instruments received by the Company, may sign all bills, notes, checks and other negotiable instruments of the Company or cause them to be signed in facsimile or otherwise as the Board may determine, and shall pay out money as the business of the Company may require, taking proper vouchers therefor. In the absence or disability of the Treasurer, an Assistant Treasurer shall have the authority and perform the duties of the Treasurer.

         20. SECRETARY. The Secretary shall give or cause to be given all required notices of meetings of shareholders and of the Board of Directors, shall attend such meetings when practicable, shall record and keep the minutes and all other proceedings thereof, shall attest such records after every meeting by his signature, shall safely keep all documents and papers which shall come into his possession, shall truly keep the books and accounts of the Company appertaining to his office, shall countersign all certificates of stock of the Company or cause them to be countersigned in facsimile or otherwise as permitted by law, may sign all bills, notes,


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checks and other negotiable instruments of the Company or cause them to be signed in facsimile or otherwise as the Board may determine, and shall present statements thereof when required by the Board. In the absence or disability of the Secretary, an Assistant Secretary shall have the authority and perform the duties of the Secretary.

         21. CORPORATE SEAL. A corporate seal shall be prepared and shall be kept in the custody of the Secretary of the Company. The seal or a facsimile thereof may be impressed, affixed or reproduced, and attested by the Secretary or an Assistant Secretary, for the authentication of documents or instruments requiring the seal and bearing the signature of a duly authorized officer or agent.

         22.      INDEMNIFICATION OF DIRECTORS, OFFICERS AND REPRESENTATIVES.

         (a) The Company shall indemnify each director, officer and employee of the Company against all liabilities and expenses, including without limitation judgments, fines, penalties, attorneys' fees and amounts paid in settlement, imposed upon or reasonably incurred by him in connection with or resulting from any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he may become involved as a party or otherwise by reason of his being or having been such director, officer or employee, or by reason of his serving or having served, at the request of the Company, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that no such indemnification shall be made in any case where the involvement of the director, officer or employee in such claim, action, suit or proceeding arose or arises from an act or failure to act on his part and such act or failure to act is determined by a court of competent jurisdiction to have constituted willful misconduct or recklessness.

         (b) The indemnification provided by subsection (a) shall apply (i) whether or not the director, officer or employee continues to be such at the time such liabilities or expenses are imposed or incurred, whether the act or failure to act which is the subject of such claim, action, suit or proceeding occurred before or after the adoption of this by-law, and whether or not the indemnified liability or expenses arose or arise from a threatened, pending or completed claim, action, suit or proceeding by or in the right of the Company, and (ii) both to acts or omissions in his official capacity and to acts or omissions in another capacity while holding such office.

         (c) Expenses incurred by a director, officer or employee with respect to any such claim, action, suit or proceeding may be paid by the Company in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

         (d) The indemnification and advancement of expenses, by, or granted pursuant to, this Section 22 shall not be exclusive of any other rights to which person seeking indemnification or advancement of expenses may be entitled under any provision of law, agreement, vote of shareholders or directors or otherwise, both as to an act or omission in his official capacity and as to an act or omission in another capacity while holding such office, and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person.


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                          FISCAL YEAR AND ANNUAL REPORT

         23. FISCAL YEAR. The fiscal year of the Company shall be as determined by the Board of Directors.

         24. ANNUAL REPORT. The Board of Directors shall cause a report to be mailed to the shareholders as soon as practicable after the close of each fiscal year. The report shall include financial statements showing the consolidated financial position of the Company and its consolidated subsidiaries at the end of the fiscal year and the consolidated results of their operations for the year. Such financial statements shall be examined by independent public accountants appointed for the purpose by the Board and shall be accompanied by such accountants' opinion with respect thereto.

                           SHARE TRANSFERS AND RECORDS

         25. SHARE TRANSFERS AND RECORDS. The Board of Directors may appoint a transfer agent or transfer agents and a registrar or registrars to make and record all transfers of shares of stock of the Company of any class. Each transfer agent shall prepare transfer records showing transfers made through the office of such agent. A share register shall be kept at the registered office of the Company. Such share register shall constitute books of the Company with respect to shares of stock of any class and the holders of record thereof, provided that the Board of Directors may designate instead as the books of the Company for this purpose a share register kept at the office of a transfer agent or registrar. If the Board of Directors shall have appointed a transfer agent or transfer agents and a registrar or registrars for stock of any class, all transfers of stock of such class shall be made only by such transfer agent or transfer agents at their offices and shall be recorded in their books and in the books of the registrar or registrars. In case of loss, destruction or theft of a certificate of stock, another may be issued in lieu thereof in such manner and upon such terms as the Board of Directors shall authorize.

                                   AMENDMENTS

         26. AMENDMENTS. The by-laws of the Company may be altered, amended, added to or repealed by vote of a majority of the directors of the Company in office, or by vote of shareholders. Such action may be taken at any annual, regular or special meeting duly convened after notice to the directors or the shareholders of that purpose, given as provided in the bylaws in the case of a special meeting.

                  The power of the shareholders to make, amend and repeal the by-laws and change any such action taken by the Board of Directors may be exercised only by the vote of shareholders entitled to cast at least sixty-six and two-thirds percent (66- 2/3%) of the votes which all shareholders are entitled to cast thereon.


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                                EMERGENCY BY-LAWS

         27. WHEN OPERATIVE. The emergency by-laws provided by the following sections shall be operative during any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding sections of the by-laws or in the Articles of Incorporation of the Company or in the Pennsylvania Business Corporation Law. To the extent not inconsistent with the emergency by-laws, the by-laws provided in the preceding sections shall remain in effect during such emergency and upon the termination of such emergency the emergency by-laws shall cease to be operative unless and until another such emergency shall occur.

         28.      MEETINGS. During any such emergency:

         (a) Any meeting of the Board of Directors may be called by any director. Whenever any officer of the Company who is not a director has reason to believe that no director is available to participate in a meeting, such officer may call a meeting to be held under the provisions of this section.

         (b) Notice of each meeting called under the provisions of this section shall be given by the person calling the meeting or at his request by any officer of the Company. The notice shall specify the time and the place of the meeting, which shall be the head office of the Company at the time if feasible and otherwise any other place specified in the notice. Notice need be given only to such of the directors as it may be feasible to reach at the time and may be given by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone or telegram, the notice shall be addressed to the director at his residence or business address or such other place as the person giving the notice shall deem suitable. In the case of meetings called by an officer who is not a director, notice shall also be given similarly, to the extent feasible, to the persons named in the list referred to in part (c) of this section. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise the meeting may be held on any shorter notice he shall deem suitable.

         (c) At any meeting called under the provisions of this section, the director or directors present shall constitute a quorum for the transaction of business. If no director attends a meeting called by an officer who is not a director and if there are present at least three of the persons named on a numbered list of personnel approved by the Board of Directors before the emergency, those present (but not more than the nine appearing highest in priority on such list) shall be deemed directors for such meeting and shall constitute a quorum for the transaction of business.

         29. LINES OF SUCCESSION. The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Company shall for any reason be rendered incapable of discharging their duties.


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         30.      OFFICES. The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

         31. LIABILITY. No officer, director or employee acting in accordance with these emergency by-laws shall be liable except for willful misconduct.

         32. REPEAL OR CHANGE. The emergency by-laws shall be subject to repeal or change by action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding section with regard to action or inaction prior to the time of such repeal or change.

                        REMOTE PARTICIPATION IN MEETINGS

         33. REMOTE PARTICIPATION ALLOWED. At any meeting of the directors or shareholders, one or more directors or shareholders, as the case may be, may participate in a meeting of the Board, of a committee of the Board or of the shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                               GENERAL PROVISIONS

         34. The provisions of Section 910 of the Pennsylvania Business Corporation Law (15 P.S. 1910) enacted by Act No. 92, Session of 1983, effective December 23, 1983, shall not be applicable to this Corporation. The provisions of Section 910 of the Pennsylvania Business Corporation Law (15 P.S. 1910) enacted by Act No. 92, Session of 1983, effective December 23, 1983, as amended by Act No. 27 of March 23, 1988, shall not be applicable to this Corporation [adopted June 21, 1988].

                        LIMITATION OF DIRECTORS LIABILITY

         35. LIMITATION OF DIRECTORS LIABILITY. A director of the Company shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless (i) the director has breached or failed to perform the duties of his office under Section 8363, Title 42 of the Pennsylvania Consolidated Statutes (relating to standard of care and justifiable reliance) and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provisions of this Section 35 shall not apply to (i) the responsibility or liability of a director pursuant to any criminal statute or
(ii) the liability of a director for the payment of taxes pursuant to local, state or federal law. Neither the amendment nor the repeal of this Section 35 shall eliminate or reduce the effect of this Section 35 with respect to any matter occurring, or any cause of action, suit or claim that, but for this
Section 35, would accrue or arise, prior to such amendment or repeal. If Title 42 of the Pennsylvania Consolidated Statutes is amended after approval by the shareholders of this Section 35 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by Title 42 as amended from time to time.


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